                                                                     EXHIBIT 2.2

===============================================================================
                           STOCK PURCHASE AGREEMENT



                                 By and Among



                        THE STOCKHOLDERS NAMED HEREIN,


               COMMERCIAL ELECTRONICS CAPITAL PARTNERSHIP, L.P.


                                      and


                        COMMERCIAL ELECTRONICS, L.L.C.



                        ______________________________

                         Dated as of January 28, 1999
                        ______________________________


===============================================================================

                               Table of Contents
                               -----------------

                                                                  Page
                                                                  ----


ARTICLE 1 DEFINITIONS...........................................   1
1.1  Definitions................................................   1

ARTICLE 2
PURCHASE AND SALE...............................................   3
2.1  Purchase and Sale of Common Shares.........................   3
2.2  Closing....................................................   4
2.3  Legal Fee Reimbursement....................................   4

ARTICLE 3CONDITIONS TO THE OBLIGATION
   OF THE PURCHASERS TO CLOSE...................................   4


3.1  Representations and Warranties True........................   4
3.2  Compliance with this Agreement.............................   4
3.3  Selling Stockholders' Certificate..........................   5
3.4  Documents..................................................   5
3.5  Purchase Permitted by Applicable Laws; Legal Investment....   5
3.6  Opinion of Counsel.........................................   5
3.7  Approval of Counsel to the Purchasers......................   5
3.8  Consents and Approvals.....................................   5
3.9  Securities Purchase Agreement..............................   5
3.10 Director Resignation.......................................   5
3.11 Cancellation of Options....................................   6
3.12 Medical Benefit Letter.....................................   6

ARTICLE 4

CONDITIONS TO THE OBLIGATION
OF THE SELLING STOCKHOLDERS TO CLOSE............................   6
4.1  Representations and Warranties True........................   6
4.2  Compliance with this Agreement.............................   6
4.3  Sale Permitted by Applicable Laws..........................   6
4.4  Approval of Counsel to the Selling Stockholders............   6
4.5  Consents and Approvals.....................................   7
4.6  Medical Benefit Letter.....................................   7

                                                                  Page
                                                                  ----
ARTICLE 5

REPRESENTATIONS AND
WARRANTIES OF THE SELLING STOCKHOLDERS......................       7
5.1    Title to Common Shares...............................       7
5.2    Authorization; No Contravention......................       7
5.3    Governmental Authorization; Third Party Consents.....       7
5.4    Binding Effect.......................................       7
5.5    No Legal Bar.........................................       8
5.6    Litigation...........................................       8
5.7    No Liability.........................................       8
5.8    Broker's, Finder's or Similar Fees...................       8
5.9    Other Representations................................       8

ARTICLE 6

REPRESENTATIONS AND
WARRANTIES OF THE PURCHASERS................................       9
6.1    Existence and Power..................................       9
6.2    Authorization; No Contravention......................       9
6.3    Binding Effect.......................................       9
6.4    No Legal Bar.........................................       9
6.5    Broker's, Finder's or Similar Fees...................      10

ARTICLE 7

INDEMNIFICATION.............................................      10
7.1    Indemnification by Selling Stockholders..............      10
7.2    Notification.........................................      10

ARTICLE 8

MISCELLANEOUS...............................................      12
8.1    Survival of Provisions...............................      12
8.2    Notices..............................................      12
8.3    Successors and Assigns...............................      13
8.4    Amendment and Waiver.................................      13
8.5    Counterparts.........................................      14
8.6    Headings.............................................      14
8.7    Determinations.......................................      14
8.8    Governing Law........................................      14

                                                              Page
                                                              ----

8.9   Jurisdiction.......................................      14
8.10  Severability.......................................      14
8.11  Rules of Construction..............................      14
8.12  Remedies...........................................      15
8.13  Entire Agreement...................................      15
8.14  Attorneys' Fees....................................      15
8.15  Publicity..........................................      15

SCHEDULES

Schedule I   Selling Stockholders

          STOCK PURCH"SE "GREEMENT, dated as of January 28, 1999, by and among the persons listed on Schedule I hereto (the "Selling Stockholders"), COMMERCIAL
                                              --------------------
ELECTRONICS CAPITAL PARTNERSHIP, L.P., a Delaware limited partnership and COMMERCIAL ELECTRONICS, L.L.C., a Delaware limited liability company (collectively, the APurchasers").
                    ----------

          The Selling Stockholders wish to sell to the Purchasers, and the Purchasers wish to purchase from the Selling Stockholders, an aggregate of 732,160 shares of the Common Stock of Wiltek, Inc., a Connecticut corporation (the "Company"), no par value (the "Common Stock"), upon the terms and subject
      -------                       ------------
to the conditions set forth in this Agreement.

          In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------


          1.1  Definitions.  As used in this Agreement, and unless the context
               -----------
requires a different meaning, the following terms have the meanings indicated:

          "Actions or Proceedings" has the meaning assigned to that term in
           ----------------------
Section 7.1.

          "Affiliate" has the meaning ascribed to such term in Rule 12b-2 of the
           ---------
General Rules and Regulations under the Exchange Act.

          "Agreement" means this Agreement, as the same may be amended,
           ---------
supplemented or modified in accordance with the terms hereof.

          "Business Day" means any day other than a Saturday, Sunday or other
           ------------
day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

          "Closing" has the meaning assigned to that term in Section 2.2.
           -------

          "Closing Date" means the date specified in Section 2.2.
           ------------

          "Commission" means the Securities and Exchange Commission or any
           ----------
similar agency then having jurisdiction to enforce the Securities Act.

          "Common Shares" has the meaning assigned to that term in Section 2.1.
           -------------

          "Common Stock" means the Common Stock, no par value, of the Company.
           ------------

          "Company" means Wiltek, Inc., a Connecticut corporation.
           -------

          "Contractual Obligations" means as to any Person, any provision of any
           -----------------------
security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

          "Escrow Agreement" has the meaning assigned to that term in
           ----------------
Section 3.12.

          "GAAP" means generally accepted accounting principles in the United
           ----
States in effect from time to time.

          "Governmental Authority" means the government of any nation, state or
           ----------------------
other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Indemnified Party" has the meaning assigned to that term in
           -----------------
Section 7.1.

          "Indemnifying Party" has the meaning assigned to that term in Section
           ------------------
7.2.

          "Liabilities" has the meaning assigned to that term in Section 7.1.
           -----------

          "Lien" means any mortgage, deed of trust, pledge, hypothecation,
           ----
assignment, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capitalized lease obligation, or any financing lease having substantially the same economic effect as any of the foregoing).

       "Medical Benefit Letter" has the meaning assigned to that term in Section
        ----------------------
3.12.

       "Person" means any individual, firm, corporation, limited liability
        ------
company, part nership, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

       "Purchase Price" has the meaning assigned to that term in Section 2.1.
        --------------

       "Purchasers" means Commercial Electronics Capital Partnership, L.P., a
        ----------
Delaware limited partnership and Commercial Electronics, L.L.C., a Delaware limited liability company.

       "Requirements of Law" means as to any Person, any law, treaty, rule or
        -------------------
regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject.

       "Securities "ct" means the Securities Act of 1933, as amended, and the
        --------------
rules and regulations of the Commission thereunder.

       "Securities Purchase Agreement" means the Securities Purchase Agreement,
        -----------------------------
dated January 28, 1999, between the Company and the Purchasers.

       "Selling Stockholder" means any of the persons listed on Schedule I
        -------------------
hereto.

       "Time of Purchase" has the meaning provided therefor in Section 2.3.
        ----------------


                                   ARTICLE 2

                               PURCHASE AND SALE
                               -----------------


          2.1  Purchase and Sale of Common Shares.  Subject to the terms and
               ----------------------------------
conditions herein set forth, each Selling Stockholder agrees that he will sell to the Purchasers, and each Purchaser agrees that it will acquire from each Selling Stockholder, at the Time of Purchase, that number of shares of Common Stock set forth opposite such Selling Stockholder's name on Schedule I hereto, aggregating 732,160 shares, for an aggregate purchase price of $622,336 (or $0.85 per share) (the "Purchase Price"),
                       --------------
payable in cash by wire transfer of immediately available funds to an account designated in a notice delivered to the Purchasers not later than two Business Days prior to the Closing Date. The number of shares of Common Stock to be purchased by each Purchaser, and the amount of the Purchaser Price to be paid therefor is set forth on Schedule I. The shares of Common Stock being purchased pursuant hereto are referred to herein as the "Common Shares."
                                              -------------

          2.2  Closing.  The purchase and sale of the Common Shares shall take
               -------
place at the closing (the "Closing") to be held at the offices of Paul, Weiss,
                           -------
Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064 on January 28, 1999 (the "Closing Date"), at 10:00 a.m., New York
                                     ------------
City time, or on such other date and at such other time as the Purchasers and the Selling Stockholders may mutually agree. At the Closing, subject to the terms and conditions set forth herein, each Selling Stockholder shall sell such Selling Stockholder's Common Shares to the Purchasers by delivering to the Purchasers stock certificates representing such Common Shares, duly endorsed in blank or with duly executed stock powers attached, in proper form for transfer, with all signatures guaranteed and with appropriate transfer stamps, if any, affixed at the expense of such Selling Stockholder, free and clear of any Lien, and the Purchasers shall purchase the Common Shares from the Selling Stockholders for the Purchase Price. The time at which such Closing shall be concluded is herein called the "Time of Purchase."
                                ----------------

          2.3  Legal Fee Reimbursement.  The Purchaser have previously delivered
               -----------------------
$10,000 to the Selling Stockholders for legal fees incurred by them in connection with the transactions contemplated hereby. The Selling Stockholders shall, not later than 10 days following the Closing, remit to the Purchasers any unused portion of such amount.


                                   ARTICLE 3

                         CONDITIONS TO THE OBLIGATION
                          OF THE PURCHASERS TO CLOSE
                         -------------------------------


          The obligation of the Purchasers to purchase the Common Shares at the Closing shall be subject to the satisfaction or waiver of the following conditions on or before the Closing Date:

          3.1  Representations and Warranties True.  The representations and
               -----------------------------------
warranties of the Selling Stockholders contained in Article 5 hereof shall be true and correct in all material respects at and as of the Time of Purchase (and after giving effect to the transactions contemplated hereby) as if made at and as of such date.

          3.2  Compliance with this Agreement.  Each of the Selling Stockholders
               ------------------------------
shall have performed and complied with each of their respective agreements and conditions set forth or contemplated herein that are required to be performed or complied with by such Selling Stockholder on or before the Closing Date.

          3.3  Selling Stockholders= Certificate.  The Purchasers shall have
               ---------------------------------
received a certificate, dated the Closing Date and signed by each Selling Stockholder, certifying that the conditions set forth in Sections 3.1 and 3.2 hereof have been satisfied on and as of such date.

          3.4  Documents.  The Purchasers shall have received copies of such
               ---------
documents as it reasonably may request in connection with the sale of the Common Shares and the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Purchasers.

          3.5  Purchase Permitted by Applicable Laws; Legal Investment.  The
               -------------------------------------------------------
acquisition of and payment for the Common Shares and the consummation of the transactions contemplated hereby (i) shall not be prohibited by any applicable law or governmental regulation, (ii) shall not subject the Purchasers to any penalty or, in its reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental regulation and (iii) shall be permitted by the laws and regulations of the jurisdictions to which it is subject.

          3.6  Opinion of Counsel.  The Purchasers shall have received the
               ------------------
opinion of The Jacobson Law Firm, counsel to the Selling Stockholders, dated the Closing Date, in a form reasonably acceptable to the Purchasers.

          3.7  Approval of Counsel to the Purchasers.  All actions and
               -------------------------------------
proceedings hereunder and all documents required to be delivered by the Selling Stockholders hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been reasonably acceptable to Paul, Weiss, Rifkind, Wharton & Garrison, special counsel to the Purchasers, as to their form and substance.

          3.8  Consents and Approvals.  All consents, waivers, exemptions,
               ----------------------
authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons necessary or required in connection with the execution, delivery or performance by the Selling Stockholders or enforcement against the Selling Stockholders of this Agreement and the Common Shares shall have been obtained and be in full force and effect, and the Purchasers shall have been furnished with appropriate evidence thereof.

          3.9  Securities Purchase Agreement.  The closing of the transactions
               -----------------------------
contemplated by the Securities Purchase Agreement shall simultaneously occur with the Closing hereof. All of the conditions set forth in Article 3 of the Securities Purchase Agreement shall have been satisfied or waived.

          3.10 Director Resignation.  Each of the Selling Stockholders shall
               --------------------
have tendered his resignation as a director of the Company, effective as of the Time of Purchase.

          3.11 Cancellation of Options.  The Company and the Selling
               -----------------------
Stockholders shall have taken all action necessary such that each outstanding option to purchase shares of Common Stock owned by any of the Selling Stockholders (and any rights thereunder) shall be canceled as of the Time of Purchase.

          3.12 Medical Benefit Letter.  The Company and the Selling Stockholders
               ----------------------
shall have executed and delivered the Medical Benefit Letter (the "Medical
                                                                   -------
Benefit Letter") and the Escrow Agreement (the "Escrow Agreement") substantially
--------------                                  ----------------
in the forms attached to the Securities Purchase Agreement as Exhibits "A" and "B", respectively.


                                   ARTICLE 4

                         CONDITIONS TO THE OBLIGATION
                     OF THE SELLING STOCKHOLDERS TO CLOSE
                     ------------------------------------


          The obligations of each Selling Stockholder to sell his Common Shares at the Closing shall be subject to the satisfaction or waiver by him of the following conditions on or before the Closing Date:

          4.1  Representations and Warranties True.  The representations and
               -----------------------------------
warranties of the Purchasers contained in Article 6 hereof shall be true and correct in all material respects at and as of the Time of Purchase (and after giving effect to the transactions contemplated hereby) as if made at and as of such date.

          4.2  Compliance with this Agreement.  The Purchasers shall have
               ------------------------------
performed and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Purchasers on or before the Closing Date.

          4.3  Sale Permitted by Applicable Laws.  The sale of the Common Shares
               ---------------------------------
by the Selling Stockholders and the consummation of the transactions contemplated hereby (i) shall not be prohibited by any applicable law or governmental regulation, (ii) shall not subject the Selling Stockholders to any penalty or, in their reasonable judgments, other onerous condition under or pursuant to any applicable law or governmental regulation and (iii) shall be permitted by the laws and regulations of the jurisdictions in which they are subject.

          4.4  Approval of Counsel to the Selling Stockholders.  All actions and
               -----------------------------------------------
proceedings hereunder and all documents required to be delivered by the Purchasers hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been reasonably acceptable to The Jacobson Law Firm, counsel to the Selling Stockholders, as to their form and substance.

          4.5  Consents and Approvals.  All consents, exemptions,
               ----------------------
authorizations, waivers or other actions by, or notices to, or filings with, Governmental Authorities and other Persons necessary or required in connection with the execution, delivery or performance by the Purchasers or enforcement against the Purchasers of this Agreement shall have been obtained and be in full force and effect, and the Company shall have been furnished with appropriate evidence thereof.

          4.6  Medical Benefit Letter.  The Company shall have executed and
               ----------------------
delivered the Medical Benefit Letter and the Escrow Agreement.


                                   ARTICLE 5

                              REPRESENTATIONS AND
                    WARRANTIES OF THE SELLING STOCKHOLDERS
                     --------------------------------------


          Each Selling Stockholder (as to himself) represents and warrants to, and covenants and agrees with, the Purchasers as follows:

          5.1  Title to Common Shares.  Such Selling Stockholder owns
               ----------------------
beneficially and of record, free and clear of any Lien, the Common Shares set forth opposite such Selling Stockholder's name on Schedule I hereto and, upon delivery of and payment for such Common Shares as herein provided, the Purchaser acquiring such Common Shares will acquire good and valid title thereto, free and clear of any Lien. Such Selling Stockholder does not own, whether beneficially or of record, any Common Stock other than the aggregate number of Common Shares set forth opposite such Selling Stockholder's name on Schedule I hereto.

          5.2  Authorization; No Contravention.  The execution, delivery and
               -------------------------------
performance by such Selling Stockholder of this Agreement (i) is within such Selling Stockholder's legal right, power and authority and (ii) will not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of such Selling Stockholder or any order or decree directly relating to such Selling Stockholder.

          5.3  Governmental Authorization; Third Party Consents.  No approval,
               ------------------------------------------------
consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority, or any other Person, is necessary or required in connection with the execution, delivery or performance by such Selling Stockholder or enforcement against such Selling Stockholder of this Agreement or the transactions contemplated hereby.

          5.4  Binding Effect.  This Agreement has been duly executed and
               --------------
delivered by such Selling Stockholder, and at the Time of Purchase such Selling Stockholder's Common Shares will be duly delivered, and this Agreement constitutes the legal, valid and binding obligation of such Selling Stockholder enforceable against him in accordance with its terms.

          5.5  No Legal Bar.  Neither the execution, delivery or performance of
               ------------
this Agreement nor the transfer of such Selling Shareholder's Common Shares to the Purchasers will violate any Requirements of Law or any Contractual Obligation of such Selling Stockholder.

          5.6  Litigation.  There are no actions, suits, proceedings, claims or
               ----------
disputes pending, or to the best knowledge of such Selling Stockholder, threatened, at law, in equity, in arbitration or before any Governmental Authority against such Selling Stockholder, (i) with respect to this Agreement, the Common Shares or any of the transactions contemplated hereby or (ii) which would, if adversely determined, have a material adverse effect on the ability of such Selling Stockholder to perform his obligations under this Agreement. No injunction, writ, temporary restraining order, decree or other order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery and performance of this Agreement by such Selling Stockholder.

          5.7  No Liability.  Following the Closing Date, except with respect to
               ------------
the Medical Benefit Letter, accrued and unpaid directors' fees and unreimbursed business expenses incurred in the ordinary course, none of the Selling Stockholders shall have any claim against the Purchasers, the Company and their respective Subsidiaries and Affiliates and the Purchasers, the Company and their respective Subsidiaries and Affiliates shall not have any obligation or liability with respect to any

Selling Stockholder, whether in their respective capacities as directors, officers or employees of the Company or otherwise.

          5.8  Broker's, Finder's or Similar Fees.  There are no brokerage
               ----------------------------------
commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such Selling Stockholder.

          5.9  Other Representations.  To the best of such Selling Stockholder's
               ---------------------
knowledge, the representations of the Company in Article 5 of the Securities Purchase Agreement are true and correct in all material respects.


                                   ARTICLE 6

                              REPRESENTATIONS AND
                         WARRANTIES OF THE PURCHASERS
                         ----------------------------


          Each Purchaser (as to itself) represents and warrants to, and covenants and agrees with, the Selling Stockholders as follows:

          6.1  Existence and Power.  Such Purchaser:
               -------------------

              (a) is duly organized and validly existing under the laws of the jurisdiction of its organization; and

              (b) has the power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged.

          6.2  Authorization; No Contravention.  The execution, delivery and
               -------------------------------
performance by such Purchaser of this Agreement:

               (a) is within the its power and authority and has been duly authorized by all necessary action;

               (b) does not contravene the terms of its organizational documents, or any amendment thereof;

               (c) will not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of such Purchaser, or any order or decree directly relating to such Purchaser; and

          (d) does not require approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, other than those that have been obtained or made on or prior to the Closing.

          6.3  Binding Effect.  This Agreement has been duly executed and
               --------------
delivered by each of the Purchasers, and constitutes the legal, valid and binding obligation of each Purchaser enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

          6.4  No Legal Bar.  The execution, delivery and performance of this
               ------------
Agreement will not violate any Requirement of Law applicable to such Purchaser.

          6.5  Broker's, Finder's or Similar Fees.  Except as otherwise set
               ----------------------------------
forth in this Agreement, there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such Purchaser or any action taken by such Purchaser.


                                   ARTICLE 7

                                INDEMNIFICATION
                                ---------------


          7.1  Indemnification by Selling Stockholders.  Each Selling
               ---------------------------------------
Stockholder agrees, severally but not jointly, to indemnify and hold harmless the Purchasers and their respective Affiliates, officers, directors, agents, members, employees and partners (each, an "Indemnified Party") to the fullest
                                           -----------------
extent permitted by law from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel) or other liabilities ("Liabilities") to the extent resulting from any breach of
                       -----------
any representation or warranty of such Selling Stockholder in this Agreement or any legal, administrative or other actions (collectively "Actions or
                                                          ----------
Proceedings"), or written threats thereof, based upon, relating to or arising out of the purchase and sale of the Common Shares pursuant to this Agreement, or any Indemnified Party's role therein or in the transactions contemplated thereby; provided, however, that such Selling Stockholder shall not be liable
         --------  -------
under this Section 7.1: (i) for any amount paid in settlement of claims without such Selling Stockholder's consent (which consent shall not be unreasonably withheld) or (ii) to the extent that it is finally judicially determined that such Liabilities resulted primarily from the willful misconduct, bad faith or negligence of such Indemnified

Party; provided, further, that if and to the extent such indemnification is
       --------  -------
unenforceable for any reason, such Selling Stockholder shall make the maximum contribution to the payment and satisfaction of such indemnified Liability which shall be permissible under applicable laws;

provided, further, that the aggregate amount payable by each Selling Stockholder
--------  -------
under this Section 7.1 shall be limited to the Purchase Price paid to such Selling Stockholder. In connection with the obligation of such Selling Stockholder to indemnify for expenses as set forth above, such Selling Stockholder further agrees to reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such Indemnified Party; provided, however, that if an
                                                --------  -------
Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted primarily from the willfulness, bad faith or negligence of such Indemnified Party.

          7.2  Notification.  Each Indemnified Party under this Article 7 will,
               ------------
promptly after the receipt of notice of the commencement of any action or other proceeding against such Indemnified Party in respect of which indemnity may be sought from a Selling Stockholder (an "Indemnifying Party"), notify the
                                       ------------------
Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party so to notify an Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party (i) other than pursuant to this Article 7 or (ii) under this
Article 7 unless, and only to the extent that, such omission results in the Indemnifying Party's forfeiture of substantive rights or defenses. In case any such action or other proceeding shall be brought against any Indemnified Party and it shall notify an Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that any Indemnified
                                        --------  -------
Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action or proceeding in which both an Indemnifying Party and an Indemnified Party is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel reasonably acceptable to the Indemnifying Party (in terms of such counsel's experience) at the Indemnifying Party's expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, (a) there are or may be legal defenses available to such Indemnified Party or to other Indemnified Parties that are different from or additional to those available to the Indemnifying Party or (b) any conflict or potential conflict exists between the Indemnifying Party and such Indemnified Party that would make such separate representation advisable;

provided, however, that in no event shall the Indemnifying Party be required to
--------  -------
pay fees and expenses under this Article 8 for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions. Each Indemnifying Party agrees that the Indemnifying Party will not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.



                                   ARTICLE 8

                                 MISCELLANEOUS
                                 -------------


          8.1  Survival of Provisions.  All of the representations and
               ----------------------
warranties made herein and each of the provisions of Articles 1, 5, 6, 7 and 8 shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Purchasers or any Affiliate, acceptance of the Common Shares and payment therefor, or termination of this Agreement.

          8.2  Notices.  All notices, demands and other communications provided
               -------
for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier services or personal delivery to the following addresses, or to such other addresses as shall be designated from time to time by a party in accordance with this Section 8.2:

               (a)  if to the Purchasers:

                    Commercial Electronics Capital Partnership, L.P. 375 Park Avenue, Suite 1604
                    New York, New York  10152
                    Attention:  John C. Maxwell, III
                    Telecopier No.:  (212) 755-2018
               with a copy to:

                    Paul, Weiss, Rifkind, Wharton & Garrison
                    1285 Avenue of the Americas
                    New York, New York  10019-6064
                    Attention:  Michele R. Jenkinson, Esq.
                    Telephone No.:  (212) 373-3101
                    Telecopier No.:  (212) 757-3990

              (b) if to any Selling Stockholder, at his address as it appears on record books of the Company.

               with a copy to:

                    The Jacobson Law Firm
                    P.O. Box 272
                    96 Myrtle Avenue
                    Westport, Connecticut  06881
                    Attention:  Paul Jacobson
                    Telephone No.:  (203) 226-4231
                    Telecopier No.:  (203) 222-9131

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered to a courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

          8.3  Successors and Assigns.  This Agreement shall inure to the
               ----------------------
benefit of and be binding upon the successors and permitted assigns of the parties hereto. Each Purchaser may assign any of its rights under this Agreement to any of its Affiliates or to any Person to whom the Common Shares (or any portion thereof) are transferred. The Selling Stockholders may not assign any of their rights hereunder without the consent of the Purchasers. Except as provided in Article 7, no Person other than the parties hereto and their permitted assignees is intended to be a beneficiary of this Agreement.

          8.4  Amendment and Waiver.  No failure or delay on the part of the
               --------------------
Purchasers or any Selling Stockholder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Purchasers or any Selling Stockholder at law, in equity or otherwise. No waiver or amendment of or consent to any departure by any Purchaser or any Selling Stockholder from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof; provided that notice of any such waiver shall be given to
                     --------
each party hereto as set forth below.

          Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Purchasers or any Selling Stockholder from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on either Purchaser or any Selling Stockholder in any case shall entitle either Purchaser or any Selling Stockholder to any other or further notice or demand in similar or other circumstances.

          8.5  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          8.6  Headings.  The headings in this Agreement are for convenience of
               --------
reference only and shall not limit or otherwise affect the meaning hereof.

          8.7  Determinations.  All determinations to be made by any Holder or
               --------------
any Selling Stockholder hereunder in its opinion or judgment or with its approval or otherwise shall be made by it in its sole discretion.

          8.8  Governing Law.  This Agreement has been negotiated, executed and
               -------------
delivered in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

          8.9  Jurisdiction.  Each party to this Agreement hereby irrevocably
               ------------
agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts pursuant to a contractual provision in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in
Section 8.2, such service to become effective ten days after such mailing.

          8.10 Severability.  In the event that any one or more of the
               ------------
provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

          8.11 Rules of Construction.  Unless the context otherwise requires,
               ---------------------
Aor" is not exclusive, and references to sections or subsections refer to
---
sections or subsections of this Agreement.

          8.12 Remedies.  If a breach of this "greement occurs and is
               --------
continuing, any party hereto may pursue any available remedy by proceeding at law or in equity to enforce the performance (including, without limitation, the specific performance) of any provision of this Agreement. Except as otherwise provided by law, a delay or omission by any party in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          8.13 Entire Agreement.  This Agreement, together with the exhibits and
               ----------------
schedules hereto and the Common Shares, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, supersedes all prior agreements and understandings among the parties with respect to such subject matter.

          8.14 Attorneys' Fees.  In any action or proceeding brought to enforce
               ---------------
any provision of this Agreement and the Common shares or any other document or instrument contemplated hereby or thereby, or where any provision hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees, charges and disbursements in addition to any other available remedy.

          8.15 Publicity.  Except as may be required by applicable law, no party
               ---------
hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto. If any announcement is required by law to be made by a party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

          IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be executed and delivered by them or their respective representatives or officers hereunto duly authorized as of the date first above written.



                              COMMERCIAL ELECTRONICS
                                 CAPITAL PARTNERSHIP, L.P.

                              By Electronics Investments, L.L.C.
                              Its General Partner

                              By: _______________________________
                                    Name:
                                    Its:



                              COMMERCIAL ELECTRONICS, L.L.C.

                              By Electronics Investments, L.L.C.
                              Its General Partner

                              By:  ______________________________
                                    Name:
                                    Its:


                                        ____________________
                                          Jay Fitzpatrick


                                        ____________________
                                         F. Spencer Pooley


                                        ____________________
                                           Boris Frenkiel

                                  SCHEDULE I

           Shares to be Purchased by Commercial Electronics, L.L.C.
           --------------------------------------------------------




Selling Stockholder           Number of Shares         Purchase Price
---------------------         ----------------         --------------

Jay Fitzpatrick                 210,527                 $178,947.95

Boris Frenkiel                  184,315                 $156,667.75

F. Spencer Pooley               154,278                 $131,136.30
                                -------                 -----------


          Total:                549,120                 $466,752.00
          -----


   Shares to be Purchased by Commercial Electronics Capital Partnership, L.P.
   --------------------------------------------------------------------------




 Selling Stockholder          Number of Shares          Purchase Price
---------------------         ----------------          --------------

Jay Fitzpatrick                  70,176                  $ 59,649.60

Boris Frenkiel                   61,438                    52,222.30

F. Spencer Pooley                51,426                    43,712.10
                                -------                   ----------


          Total:                183,040                  $155,584.00
          -----


                 Shares to be Retained by Selling Stockholders
                 ---------------------------------------------



  Selling Stockholder             Number of Shares
  -------------------             ----------------

Jay Fitzpatrick                         9,790

Boris Frenkiel                          5,010

F. Spencer Pooley                      50,000
                                       ------


          Total:                       64,800
          ------